Exhibit 99.1
Rapid7 Announces Second Quarter 2026 Financial Results
•Annualized recurring revenue (“ARR”) of $824 million
•Total revenue of $211 million; Product subscriptions revenue of $205 million
•GAAP income from operations of $3.0 million; Non-GAAP income from operations of $28.9 million
•Net cash provided by operating activities of $37 million; Free cash flow of $31.9 million

Boston, MA – August 10, 2026 – Rapid7, Inc. (Nasdaq: RPD), a global leader in AI-powered managed cybersecurity operations, today announced its financial results for the second quarter 2026.

“Rapid7 is a good company ready to be great, but getting there requires clear choices, strong execution, and the discipline to focus on what matters most," said Wael Mohamed, CEO of Rapid7. "Since stepping into this role, I've been listening closely to our customers, our people, and our partners, and the message is consistent: they want us to go deeper in Detection and Response and Exposure Management, not wider. The steps we're taking align our resources and investment behind our core platform and the AI foundation that connects it, giving us more capacity to invest, innovate, and serve our customers well.

Over the past year, we've been building the leadership team to take Rapid7 into its next chapter, adding Rafe as Chief Financial Officer to strengthen our operating discipline, Allan as Chief Commercial Officer to help us scale and win with customers, and Dejan as Chief Product and Technology Officer to build an AI-first platform. Now, we have taken decisive action to align our operating model and our future product investments in a direction that supports the future of the company and our industry.”
Second Quarter 2026 Financial Highlights

•Revenue: Total revenue of $210.9 million, a decrease of 1.5% year-over-year. Product revenue of $205.1 million, a decrease of 1.5% year-over-year.
•ARR: Annualized recurring revenue of $824.0 million, a decrease of 2.0% year-over-year.
•Operating Income: GAAP income from operations of $3.0 million; Non-GAAP income from operations of $28.9 million.
•Net Income: GAAP net income of $6.1 million or $0.09 per diluted share and non-GAAP net income of $33.0 million or $0.44 per diluted share.
•Cash Flow: Net cash provided by operating activities of $37.0 million and free cash flow of $31.9 million.
•Total cash, cash equivalents, and government securities of $702.6 million as of June 30, 2026.
Recent Business Highlights

•In July, Rapid7 announced general availability of Rapid7 Cyber Governance Risk and Compliance, becoming the first major security operations platform to connect GRC workflows with live Security Operations data in one platform.
•In July, Rapid7 announced a strategic distribution agreement with Mindware to scale regional availability of its managed detection and response (MDR) services and AI-powered platform.
•In July, Rapid7 unveiled key Command Platform updates, introducing "Detection as Code" capabilities via Terraform, bidirectional alert synchronization with Microsoft Defender, and intent-based Ransomware Prevention features.
•In June, Rapid7 achieved GovRAMP Authorization, expanding the availability of its AI-powered cybersecurity operations and MDR services to state, local, and educational (SLED) organizations.
•In June, Rapid7 announced its participation in Anthropic’s Project Glasswing, obtaining early access to Claude Mythos Preview to support practitioner-led defensive engineering, deep code reviews, and automated vulnerability patching.
•In May, Rapid7 announced access to OpenAI's Trusted Access for Cyber (TAC) program, integrating frontier models such as GPT-5.5 into its Agentic SOC workflows to accelerate telemetry triage and reduce false-positive queue times by 25%.
•In May, Rapid7 released its Q1 Threat Landscape Report, identifying vulnerability exploitation (38%) as having officially overtaken social engineering (24%) as the leading initial access vector.

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Restructuring

During the second quarter of 2026, the Company initiated a restructuring plan to streamline its organizational structure and better align resources and investments with its Core Platform Solutions, under which approximately 12% of the Company's workforce was notified that their positions would be affected. In connection with this plan, the Company expects to incur restructuring charges of approximately $10 million to $11 million, consisting primarily of severance and related employee costs, substantially all of which are expected to be paid during the third and fourth quarters of 2026 and excluded from the Company's non-GAAP results.

Third Quarter and Full Year 2026 Guidance
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, non-ordinary course litigation-related expenses and discrete tax items. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.
Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Third Quarter 2026			Full-Year 2026
	(in millions, except per share data)
ARR	Approximately $812 million			Not provided
Year-over-year growth	(3)%			Not provided
Revenue	$208	to	$210	$837	to	$841
Year-over-year growth	(5)%	to	(4)%	(3)%	to	(2)%
Non-GAAP income from operations	$34	to	$36	$129	to	$133
Non-GAAP net income per share, diluted	$0.44	to	$0.47	$1.78	to	$1.83
Weighted average shares used in non-GAAP earnings per share calculation, diluted	80.1			79.4
Free cash flow	Not provided			Approximately $130 million
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the third quarter 2026 and full-year 2026 does not include any potential impact of foreign exchange gains or losses.
Conference Call and Webcast Information
Rapid7 will host a conference call today, August 10, 2026, to discuss its results at 4:30 p.m. Eastern Time. The call will be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7, Inc. (NASDAQ: RPD) is a global leader in AI-powered managed cybersecurity operations, trusted to advance organizations’ cyber resilience. Open and extensible, the Rapid7 Command Platform integrates security data, enriching it with AI, threat intelligence, and 25 years of expertise and innovation to reduce risk and disrupt attackers. As a recognized leader in preemptive managed detection and response (MDR), Rapid7 unifies exposure and detection to transform the cybersecurity operations of more than 11,500 customers worldwide. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-
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GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA, free cash flow and unlevered free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to the restructuring activities because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of restructuring expense provides a more useful comparison of our performance in different periods.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow and Unlevered Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures. We define unlevered free cash flow as free cash flow adjusted for the after-tax cash flow impact of interest income and interest expense. We believe unlevered free cash flow provides
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investors with useful supplemental information regarding our liquidity because it provides insight into the cash generated by our business before cash interest payments on financing obligations and excluding interest received on cash and investments. Management uses unlevered free cash flow to assess our ability to invest in the business and satisfy future contractual obligations. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
We include all non-GAAP financial measures in the current year or any comparative year that will be included in the non-GAAP reconciliation during the current fiscal year annual Form 10-K. As such, not all non-GAAP financial measures listed above may be included in the current reporting period non-GAAP reconciliation in the GAAP to Non-GAAP Reconciliation section below.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
ARR. Annualized Recurring Revenue and Growth. ARR is defined as the annual value of all recurring revenue related to active contracts as of the last day of the period. ARR is measured at a specific point in time and does not incorporate consideration of any anticipated contract terminations or other prospective events, regardless of whether such events may exert a favorable or adverse influence on the metric. ARR should be viewed independently of revenue and deferred revenue, as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates and does not include revenue reported as professional services revenue in our consolidated statement of operations. We use ARR and believe it is useful to investors as a measure of the overall success of our business.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding only InsightOps and Logentries customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our financial guidance for the third quarter and full-year 2026, and the assumptions underlying such guidance, and statements regarding our restructuring plan, including the expected timing of its completion, the amount and timing of expected charges, the expected benefits of the restructuring plan, and our strategy, business plans and focus. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Such forward-looking statements are based on our current assumptions, expectations and estimates and involve a number of judgments and risks, many of which are outside of our control. Risks that could cause or contribute to such differences include, but are not limited to, macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, the possibility that our restructuring plan may not achieve its intended benefits or may take longer than anticipated to complete or result in charges greater than currently estimated, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, failure to meet our publicly announced guidance or other expectations about our business, our ability to grow our revenue, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customers' subscriptions, competition in the markets in which we operate, market growth, our ability to innovate, our sales cycles, our ability to successfully develop, deploy and realize the expected benefits of our artificial intelligence and automation capabilities, including risks related to performance, reliability, security and customer adoption of such technologies, our ability to successfully integrate acquired companies, including Kenzo Security, and achieve the expected synergies and benefits of such acquisitions in a timely manner or at all, exposure to greater than anticipated tax liabilities, our ability to operate in compliance with applicable laws, fluctuations in foreign currency exchange rates and their impact on our results, risks related to the accuracy, efficacy and perceived reliability of our threat intelligence, detection and response capabilities, including the potential for undetected vulnerabilities, false positives or failures in our systems, as well as other risks and uncertainties that could affect our business
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and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q filed with the SEC on May 5,, 2026, particularly in the section entitled "Item 1A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###

Investor contact:	Press contact:
Ryan Flanagan and Ryan Gardella	Christine Nurnberger
ICR for Rapid7	SVP Global Marketing and Growth
investors@rapid7.com	press@rapid7.com
(617) 865-4277	(857) 216-7804

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RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$425,607	$246,664
Short-term investments	276,972	228,006
Accounts receivable, net	141,253	167,017
Deferred contract acquisition and fulfillment costs, current portion	46,302	48,370
Prepaid expenses and other current assets	41,045	47,230
Total current assets	931,179	737,287
Long-term investments	—	184,119
Property and equipment, net	29,179	31,990
Operating lease right-of-use assets	41,500	45,485
Deferred contract acquisition and fulfillment costs, non-current portion	66,048	66,978
Goodwill	593,334	575,268
Intangible assets, net	63,340	65,105
Other assets	18,983	20,232
Total assets	$1,743,563	$1,726,464
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,058	$11,041
Accrued expenses	93,431	96,998
Convertible senior notes, current portion, net	598,206	—
Operating lease liabilities, current portion	17,946	16,176
Deferred revenue, current portion	436,710	451,155
Total current liabilities	1,160,351	575,370
Convertible senior notes, non-current portion, net	296,020	892,284
Operating lease liabilities, non-current portion	49,475	59,908
Deferred revenue, non-current portion	25,715	29,971
Other long-term liabilities	15,298	14,201
Total liabilities	1,546,859	1,571,734
Stockholders' equity:
Common stock	$672	$658
Treasury stock	(4,765)	(4,765)
Additional paid-in capital	1,158,619	1,120,963
Accumulated other comprehensive (loss) income	(372)	2,527
Accumulated deficit	(957,450)	(964,653)
Total stockholders equity	196,704	154,730
Total liabilities and stockholders’ equity	$1,743,563	$1,726,464

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RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product subscriptions	$205,051	$208,097	$409,100	$412,032
Professional services	5,832	6,096	11,474	12,414
Total revenue	210,883	214,193	420,574	424,446
Cost of revenue:
Product subscriptions	59,925	57,236	119,079	111,604
Professional services	5,620	5,823	11,215	10,935
Total cost of revenue	65,545	63,059	130,294	122,539
Total gross profit	145,338	151,134	290,280	301,907
Operating expenses:
Research and development	47,073	47,227	95,427	95,115
Sales and marketing	76,186	79,247	155,120	158,647
General and administrative	17,385	21,166	35,597	44,752
Restructuring	1,675	—	1,675	—
Total operating expenses	142,319	147,640	287,819	298,514
Income from operations	3,019	3,494	2,461	3,393
Other income (expense), net:
Interest income	5,539	5,514	11,151	11,272
Interest expense	(2,533)	(2,627)	(5,031)	(5,281)
Other (expense) income, net	(162)	3,957	(888)	5,759
Income before income taxes	5,863	10,338	7,693	15,143
(Benefit) provision for income taxes	(210)	2,000	490	4,700
Net income	$6,073	$8,338	$7,203	$10,443
Net income per share, basic	$0.09	$0.13	$0.11	$0.16
Net income per share, diluted(1)	$0.09	$0.13	$0.11	$0.16
Weighted average common shares outstanding, basic	67,024,154	64,441,000	66,601,615	64,140,087
Weighted average common shares outstanding, diluted	67,919,961	64,696,992	67,415,140	64,462,318
(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended June 30, 2026, the 2027 and 2029 Notes were anti-dilutive; for the three months ended June 30, 2025, the 2029 Notes, 2027 Notes and 2025 Notes were anti-dilutive.

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RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$6,073	$8,338	$7,203	$10,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,231	11,390	22,441	23,055
Amortization of debt issuance costs	1,077	999	2,122	2,018
Stock-based compensation expense	19,825	27,581	39,715	54,732
Deferred income taxes	(1,770)	—	(2,990)	—
Other	(354)	(3,541)	1,135	(4,694)
Changes in assets and liabilities:
Accounts receivable	(6,250)	(10,176)	25,155	17,492
Deferred contract acquisition and fulfillment costs	545	4,505	2,998	9,800
Prepaid expenses and other assets	10,690	(3,803)	12,322	(5,798)
Accounts payable	1,691	3,596	4,033	(2,959)
Accrued expenses	6,483	7,089	(8,270)	(13,236)
Deferred revenue	(8,483)	549	(19,597)	(12,325)
Other liabilities	(3,770)	1,015	(9,462)	(1,229)
Net cash provided by operating activities	36,988	47,542	76,805	77,299
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	—	(23,345)	—
Purchases of property and equipment	(1,154)	(948)	(3,235)	(2,309)
Capitalization of internal-use software	(3,909)	(4,314)	(8,228)	(8,033)
Purchases of investments	—	(87,555)	—	(232,016)
Sales and maturities of investments	50,000	51,500	135,000	120,500
Other investing activities	(100)	—	(100)	1,328
Net cash provided by (used in) investing activities	44,837	(41,317)	100,092	(120,530)
Cash flows from financing activities:
Payment of debt issuance costs	—	(1,290)	—	(1,290)
Payments for maturity of convertible senior notes	—	(45,992)	—	(45,992)
Taxes paid related to net share settlement of equity awards	(47)	(595)	(302)	(1,898)
Proceeds from employee stock purchase plan	—	—	2,889	4,446
Proceeds from stock option exercises	—	—	—	1,589
Issuance of common stock from acquisition	—	755	—	755
Net cash provided by (used in) financing activities	(47)	(47,122)	2,587	(42,390)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	538	3,513	(541)	4,847
Net increase (decrease) in cash, cash equivalents and restricted cash	82,316	(37,384)	178,943	(80,774)
Cash, cash equivalents and restricted cash, beginning of period	$343,291	$298,711	$246,664	$342,101
Cash, cash equivalents and restricted cash, end of period	$425,607	$261,327	$425,607	$261,327
Supplemental cash flow information:
Cash paid for interest on convertible senior notes	$—	$1,399	$2,625	$2,970
Cash paid for income taxes, net of refunds received	3,837	4,720	4,619	5,712

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RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP total gross profit	$145,338	$151,134	$290,280	$301,907
Add: Stock-based compensation expense(1)	1,586	2,580	3,302	4,844
Add: Amortization of acquired intangible assets(2)	4,245	4,423	8,668	8,846
Non-GAAP total gross profit	$151,169	$158,137	$302,250	$315,597
Non-GAAP gross margin	72%	74%	72%	74%

GAAP gross profit – product subscriptions	$145,126	$150,861	$290,021	$300,428
Add: Stock-based compensation expense	1,282	2,054	2,651	3,785
Add: Amortization of acquired intangible assets	4,245	4,423	8,668	8,846
Non-GAAP gross profit – product subscriptions	$150,653	$157,338	$301,340	$313,059
Non-GAAP gross margin - product subscriptions	73%	76%	74%	76%

GAAP gross profit – professional services	$212	$273	$259	$1,479
Add: Stock-based compensation expense	304	526	651	1,059
Non-GAAP gross profit – professional services	$516	$799	$910	$2,538
Non-GAAP gross margin - professional services	9%	13%	8%	20%

GAAP income from operations	$3,019	$3,494	$2,461	$3,393
Add: Stock-based compensation expense(1)	19,825	27,581	39,715	54,732
Add: Amortization of acquired intangible assets(2)	4,268	5,090	8,762	10,210
Add: Acquisition-related expenses(3)	98	183	704	366
Add: Restructuring expense	1,675	$—	1,675	—
Non-GAAP income from operations	$28,885	$36,348	$53,317	$68,701

GAAP net income	$6,073	$8,338	$7,203	$10,443
Add: Stock-based compensation expense(1)	19,825	27,581	39,715	54,732
Add: Amortization of acquired intangible assets(2)	4,268	5,090	8,762	10,210
Add: Amortization of debt issuance costs	1,077	999	2,122	2,018
Add: Acquisition-related expenses(3)	98	183	704	366
Add: Discrete tax items(4)	—	—	(600)	—
Add: Restructuring expense	1,675	$—	1,675	—
Non-GAAP net income	$33,016	$42,191	$59,581	$77,769
Add: Interest expense of convertible senior notes(5)	1,312	1,399	2,625	2,625
Numerator for non-GAAP earnings per share calculation	$34,328	$43,590	$62,206	$80,394

Weighted average shares used in GAAP earnings per share calculation, basic	67,024,154	64,441,000	66,601,615	64,140,087
Dilutive effect of convertible senior notes(5)	10,429,891	10,686,653	10,429,891	10,429,891
Dilutive effect of employee equity incentive plans(6)	895,807	255,992	842,964	322,231
Weighted average shares used in non-GAAP earnings per share calculation, diluted	78,349,852	75,383,645	77,874,470	74,892,209
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Non-GAAP net income per share:
Basic	$0.49	$0.65	$0.89	$1.21
Diluted	$0.44	$0.58	$0.80	$1.07

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,586	$2,580	$3,302	$4,844
Research and development	9,242	10,250	17,648	20,636
Sales and marketing	4,443	7,451	9,514	14,692
General and administrative	$4,554	$7,300	$9,251	$14,560

(2) Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,245	$4,423	$8,668	$8,846
Sales and marketing	23	652	$94	1,304
General and administrative	$—	$15	$—	60

(3) Includes acquisition-related expenses as follows:
General and administrative	$98	$183	$704	$366

(4) Includes discrete tax items as follows:
(Benefit) Provision for income taxes	$—	$—	$(600)	$—

(5) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(6) We use the treasury method to compute the dilutive effect of employee equity incentive awards.

rapid7.com                                                10

RAPID7, INC.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income	$6,073	$8,338	$7,203	$10,443
Interest income	(5,539)	(5,514)	(11,151)	(11,272)
Interest expense	2,533	2,627	5,031	5,281
Other expense (income), net	162	(3,957)	888	(5,759)
Provision for income taxes	(210)	2,000	490	4,700
Depreciation expense	2,651	2,349	5,025	5,140
Amortization of intangible assets	8,580	9,041	17,416	17,915
Stock-based compensation expense	19,825	27,581	39,715	54,732
Acquisition-related expenses	98	183	704	366
Restructuring expense	1,675	—	1,675	—
Adjusted EBITDA	$35,848	$42,648	$66,996	$81,546

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$36,988	$47,542	$76,805	$77,299
Less: Purchases of property and equipment	(1,154)	(948)	(3,235)	(2,309)
Less: Capitalized internal-use software costs	(3,909)	(4,314)	(8,228)	(8,033)
Free cash flow	$31,925	$42,280	$65,342	$66,957
Cash received from interest, net of tax	(2,887)	(3,883)	(6,289)	(9,531)
Cash paid for interest, net of tax	—	401	2,343	2,435
Unlevered free cash flow	$29,038	$38,397	$59,053	$57,426

rapid7.com                                                11